CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos.
33-99176 and 333-40967 of Finlay Enterprises, Inc. on Form S-8 and Registration
Statement No. 333-48567 of Finlay Enterprises, Inc. on Form S-3 of our report dated April 26, 2006 relating to the consolidated financial statements of
Carlyle & Co. Jewelers and Subsidiaries, a wholly-owned subsidiary of Finlay
Fine Jewelry Corporation, as of and for the period beginning May 19, 2005 and ended January 28, 2006 (which report expressed an unqualified opinion) appearing in this Annual Report on Form 10-K of Finlay Enterprises, Inc. for the fiscal year ended January 28, 2006.

CHERRY, BEKAERT & HOLLAND, L.L.P.

Greensboro, North Carolina
April 26, 2006